Exhibit 21.1

China Direct Industries, Inc.
Subsidiaries of the Registrant

Item	Name	Country of Incorporation
1.	China Direct Investments, Inc., a wholly owned subsidiary of China Direct Industries, Inc.	USA - Florida
2.	CDI China, Inc., a wholly owned subsidiary of China Direct Industries, Inc.	USA - Florida
3.	CDII Trading, Inc., a wholly owned subsidiary of China Direct Industries, Inc.	USA - Florida
4.	International Magnesium Group, Inc., a wholly owned subsidiary of China Direct Industries, Inc.	USA - Florida
5.	International Magnesium Trading Corp., a wholly owned subsidiary of International Magnesium Group, Inc.	Brunei
6.	CDI Shanghai Management Co., Ltd., a wholly owned subsidiary of CDI China, Inc.	China
7.	Capital One Resource Co., Ltd., a wholly owned subsidiary of CDI Shanghai Management Co., Ltd.	Brunei
8.	Shanghai Lang Chemical Co., Ltd. a 51% majority owned subsidiary of CDI China, Inc.	China
9.	Taiyuan Changxin Magnesium Co., Ltd., a company organized under the laws of the PRC and a 51% owned subsidiary of CDI China	China
10.	Taiyuan Changxin YiWei Trading Co., Ltd., a wholly owned subsidiary of Taiyuan Changxin Magnesium Co., Ltd.	China
11.	Excel Rise Technology Co., Ltd., a Brunei company and a wholly owned subsidiary of Taiyuan Changxin Magnesium Co., Ltd.	Brunei
12.	CDI Magnesium Co., Ltd., a 51% majority owned subsidiary of Capital one Resources Co., Ltd.	Brunei
13.	Asia Magnesium Corporation Ltd., a wholly owned subsidiary of Capital One Resource Co., Ltd.	Hong Kong
14.	Shanxi Gu County Golden Magnesium Co., Ltd., a 100% majority owned subsidiary of Asia Magnesium Corporation, Ltd.	China
15.	Baotou Changxin Magnesium Co., Ltd., a 51% majority owned subsidiary of CDI China, Inc. and a 39% owned subsidiary of Excel Rise Technology Co., Ltd.	China
16.	CDI Jingkun Zinc Industry Co., Ltd., a 95% majority owned subsidiary of CDI Shanghai Management,	China
17.	CDI Jixiang Metal Co., Ltd., a wholly owned subsidiary of CDI China, Inc.	China
18.	Shanghai CDI Metal Material Co., Ltd. (a/k/a Shanghai CDI Metal Recycling Co., Ltd.), a wholly owned subsidiary of CDI Shanghai Management Co., Ltd.	China
19.	CDI (Beijing) International Trade Co., Ltd., a 51% majority owned subsidiary of CDI Shanghai Management Co., Ltd.	China
20.	Taiyuan Ruiming Yiwei Magnesium Co., Ltd., an 80% majority owned subsidiary of CDI China.	China
21.	Beauty East International, Ltd., a 100% subsidiary of CDI China.	Hong Kong